United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 7, 2026

Date of Report (Date of earliest event reported)

DT Cloud Star Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-42167	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Office 51, 10 Fl, 31 Hudson Yards New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 865-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, $0.0001 par value per share, and one Right	DTSQU	The Nasdaq Stock Market LLC
Ordinary Shares	DTSQ	The Nasdaq Stock Market LLC
Rights, each entitling the holder to receive one-ninth (1/9) of one Ordinary Share	DTSQR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2026, Dr. Xunyong Zhou (“Dr. Zhou”) resigned from Director of DT Cloud Star Acquisition Corporation (the “Company”). Dr. Zhou’s resignation was not the result of any disagreement between him and the Company, the Board of Directors, or any committee of the Board of Directors on any matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2026

DT CLOUD STAR ACQUISITION CORPORATION

By:	/s/ Sam Zheng Sun
Name:	Sam Zheng Sun
Title:	Chief Executive Officer